UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2022

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Registrant’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2022, Ms. Tianfeng Li, 35 years old, was appointed by the Board of Directors of Aixin Life International, Inc. to the position of Chief Financial Officer of the Company. Ms. Li will also serve as Chief Financial Officer of the Company’s subsidiaries. Ms. Li will be paid an annual base salary of $ 26,000.

Ms. Li has held various positions, most recently, Finance Manager, within the Finance Department of our subsidiary, Chengdu Aixin Pharmacy Co., Ltd., which she joined in May 2019. While serving at Aixin Pharmacy Ms. Li has helped build the company’s finance team and established the development of its financial reporting and risk management systems. In addition, she has presided over the preparation of the company’s financial statements, the completion of its annual audit, daily cash management, the preparation of the annual budget and the integration of newly acquired pharmacies. From May 2013 until joining Aixin Pharmacy in May 2019, Ms. Li served as the Finance Manager of Sichuan Jinxin Clean Energy Equipment Co., Ltd., where she was responsible for developing the company’s financial systems, preparing its budget and all aspects of cash management. At Sichuan Jinxin Clean Energy Equipment Co., Ms. Li supervised a staff of five assistants. Ms. Li received a bachelors degree from The Open University of China in 2017, and has received a Certificate of Honor as an Intermediate Accountant.

Ms. Li replaces Guolu Li who had been serving as our Chief Financial Officer since February 2017.

Effective December 1, 2022, Mr. Jiao Huiliang was added to the Board of Directors of our Company. Mr. Huiliang, age 47, received his degree from China Pharmaceutical University in 1997 where he majored in Pharmacy. Mr. Huiliang joined Yunnan Runcangsheng Technology Co., Ltd. in April 2020, most recently serving as Chief Executive Officer. Mr. Huiliang served as the general manager of Yunnan Shengshengyuan Technology Co., Ltd. from June 2016 until he joined Runcangsheng. From January 2007 until May 2016, Mr. Huiliang was the general manager of Yunnan Shengcaofeng Biotechnology Co., Ltd. Throughout his career Mr. Huiliang has been involved in the research and development of new products intended to improve individuals’ health and well-being, with an emphasis on functional products comprised of natural plants, foods and supplements intended to address obesity and other chronic conditions. He was named as an inventor on more than forty patents relating to the composition and manufacture of health foods. In addition to the development of health foods, Mr. Huiliang has participated in the design and maintenance of production systems intended to meet the latest manufacturing standards.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: December 1, 2022	By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer